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                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement") is effective as of this 19th day of June, 1997, between THRIFT MANAGEMENT, INC., a Florida corporation (the "Company"), and STEPHEN L. WILEY (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Board of the Directors of the Company desires to employ the Executive to serve as the Chief Financial Officer of the Company;

         WHEREAS, the Board desires to provide for the employment of the Executive and establish the terms of Executive's compensation, including appropriate incentive compensation based on the Company's performance during the term of the Executive's employment with the Company; and

         WHEREAS, in order to effect the foregoing, the Company and the Executive wish to enter into an employment agreement on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the promises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as Chief Financial Officer of the Company, with such duties, responsibilities and authority as are set forth in Exhibit A hereto, and as may, from time to time, be assigned to the Executive by the Board of Directors or Chief Executive Officer of the Company (the "Executive's Duties"). The Executive shall devote all of his working time and efforts to the business and affairs of the Company. The term of this Agreement (the "Employment Term") shall be for the period from the date of this Agreement through June 30, 1999. The Executive's employment with the Company shall continue until the end of the Employment Term, unless either the Company or the Executive shall have previously provided to the other party written notice of such party's intention not to continue such employment in accordance with Section 4 hereof. This Agreement may be renewed or extended by the Board of Directors, in its sole discretion, upon such terms as may be agreed upon by the Chief Executive Officer and the Executive.

         2. Compensation and Benefits. The Company shall pay to the Executive the annual compensation and other amounts set forth below:

                  (a) Base Salary. The Company shall pay the Executive an initial annual base salary of $100,000, payable in bi-weekly installments according to the Company's regular payroll practices and subject to such deductions as may be required by law. The Executive shall

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be entitled to an $137,500 annual salary to begin on January 1, 1998 and continuing until the end of the Employment Term.

                  (b) Automobile. An automobile will be leased for the Executive during the period of the Employment Term at a monthly lease payment not to exceed $669 per month. In addition, the Company shall reimburse the Executive for insurance, gasoline and repairs.

                  (c) Other Benefits. The Executive: (i) shall be paid $400.00 per month for the purpose of reimbursement of the health insurance needs for himself and his dependents; (ii) shall be entitled to one week of paid vacation following the first six months of employment with the Company and one week of paid vacation during the second year of the Employment Term; and (iii) shall be entitled to all such other benefits, including participation in all retirement and other benefit plans, as may be available from time to time to officers and employees of the Company generally.

                  (d) Options. The Executive shall be granted options (the "Options") to acquire an aggregate of 25,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), under the Company's 1996 Stock Option Plan, as amended (the "Plan"). The exercise price shall be $3.125 per share of Common Stock. The Options shall vest in accordance with the following: Options to acquire 10,000 shares of Common Stock shall vest on January 1, 1998; Options to acquire 10,000 shares of Common Stock shall vest on January 1, 1999; and Options to acquire 5,000 shares of Common Stock shall vest on June 30, 1999 (each of such dates is referred to herein as a "Vesting Date"); provided, however, that such vesting shall occur on any Vesting Date only if on or before such Vesting Date the Board of Directors shall have affirmatively determined that the Executive has fulfilled or made satisfactory progress toward fulfilling the Executive's Duties; and, provided further, upon any termination of this Agreement pursuant to Section 3 hereof, any outstanding Options (whether or not vested) shall be immediately cancelled and shall terminate unexercised as of the date of such termination.

         3. Termination. The Executive's employment hereunder may be terminated at any time prior to the scheduled expiration of the Employment Term by the Board of Directors or the Chief Executive Officer of the Company in its or his sole discretion, as applicable, including as follows:

                  (a) The Executive's employment may be terminated for "Cause." For purposes of this Agreement, "Cause" shall mean (i) the Executive's engaging in misconduct that is materially injurious to the Company, monetarily or otherwise, or that constitutes personal dishonesty or breach of fiduciary duty;
(ii) any action by the Executive or any failure to act on the part of the Executive that constitutes fraud, embezzlement or conviction of a felony; or
(iii) any material breach of this Agreement by the Executive.

                  (b) The Executive's employment hereunder shall terminate upon his death.


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                  (c) If, as a result of the Executive's incapacity due to
physical or mental illness, the Executive shall have been absent from his duties hereunder on a full-time basis for more than 30 days in any 12-month period (the "Disability Period") and if within 10 days after a written Notice of Termination is given, the Executive shall not have returned to the performance of his duties on a full-time basis, the Company may terminate the Executive's employment by delivering a Notice of Termination in accordance with Section 4 hereof.

         4. Notice of Termination.

                  (a) Termination by the Company. Any termination of the Executive's employment by the Company (other than termination by reason of the Executive's death) shall be communicated by a written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice indicating the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

                  (b) Termination by the Executive. The Executive hereby agrees to provide the Company with not less than 90 days' written notice of any termination of this Agreement by him.

         5. Payments Upon Termination.

                  (a) Upon termination of this Agreement by the Company pursuant to Section 3(a) hereof or by the Executive for any reason, then, except for salary and other payments provided for herein that are due as of the date of termination, the Company shall have no obligation whatsoever after the date of such termination to make any payments to the Executive.

                  (b) Upon termination of this Agreement by the Company other than for Cause as defined in Section 3(a) hereof, then, in addition to the salary and other payments provided for herein that are due as of the date of termination, the Executive (or his heirs or personal representative, as applicable) shall be entitled to receive a severance payment equal to three months' salary at the monthly rate then in effect.

         6. Binding Effect. Except as herein otherwise provided, this Agreement shall inure to the benefit of and shall be binding upon the parties hereto, their personal representatives, successors, heirs and assigns.

         7. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for in the Agreement shall be in writing and shall be hand delivered or sent by facsimile transmission or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

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   If to the Executive:               Stephen L. Wiley
                                      7030 W. Cypresshead Drive
                                      Parkland, Florida  33067
                                      Facsimile:
                                                ---------------

   If to the Company:                 Thrift Management, Inc.
                                      3141 W. Hallandale Beach Boulevard
                                      Hallandale, Florida 33009
                                      Facsimile:  954/964-7920

or to such other address as any party may have furnished to the others in writing in accordance herewith. Any notice or communication given in conformity with this Section shall be deemed to be effective when received by the addressee if delivered by hand, overnight courier or facsimile (with confirmed receipt), and shall be deemed to be effective three days after mailing, if mailed.

         8. Amendment and Waiver. No provisions of this Agreement may be amended, modified, waived or discharged unless such amendment, waiver, modification or discharge is agreed to in writing signed by the Executive and on behalf of the Company by such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         9. Entire Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

         10. Governing Law. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida.

         11. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

                                             COMPANY:

                                             THRIFT MANAGEMENT, INC.,
                                             a Florida corporation
Attest:


                                             By: /s/ Marc Douglas
----------------------------------               -------------------------
                                                 Marc Douglas, President and
                                                 Chief Executive Officer


                                             EXECUTIVE:
Attest:

                                             /s/ Stephen L. Wiley
----------------------------------           -----------------------------
                                             Stephen L. Wiley

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                                    EXHIBIT A

                                       TO

                         EXECUTIVE EMPLOYMENT AGREEMENT



Employment Objectives of Executive:

         a.       Management/information systems objectives:

                  1.       Reorganization of accounting department.

                  2. Reconfiguration of computer hardware into a network system communicating directly with the stores.

                  3. Analysis of existing software programs and replacement consistent with the Company's objectives.

                  4. Establishment of management reports on an electronic rather than manual basis.

                  5. Integration of information systems to enable more efficient use of personnel.

         b.       Growth objectives:

                  1.       Acquisitions.

                  2.       Existing store growth.

                  3.       New store openings.

         c.       Addition of listing brokerage houses/market makers.

         d.       Financial reporting responsibilities:

                  1.       Preparation of quarterly reporting to the SEC.

                  2. Coordination and preparation of filing of the annual report.

                  3. Preparation and/or supervision over monthly financial reporting.

                  4.       Coordination of income tax reporting.